Exhibit 5.1

1401 Eye Street NW, Suite 800, Washington, DC 20005 • (202) 783-3300

August 22, 2025

Board of Directors

FiscalNote Holdings, Inc.

1201 Pennsylvania Avenue NW, 6th Floor

Washington, D.C. 20004

Ladies and Gentlemen:

We are acting as counsel to FiscalNote Holdings, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the resale by the selling stockholder (the “Holder”) named in the prospectus forming part of the Registration Statement of up to 85,000,000 shares (the “Underlying Shares”) of the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”), all of which are issuable by the Company upon conversion of the Convertible Debentures due 2027 (the “Convertible Debentures”) issued by the Company to the Holder. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinion hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including electronic copies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) at the time of offer and sale of any of the Underlying Shares by the Holder, the Registration Statement (and any amendments thereto (including post-effective amendments)) will have been declared effective under the Securities Act of 1933, as amended (the “Act”), and no stop order of the Commission suspending its effectiveness or the use of the prospectus contained therein or any prospectus supplement relating thereto will have been issued and remain in effect; (ii) the Reverse Split (as defined and described in the prospectus forming part of the Registration Statement) will have become effective after filing of a Certificate of Amendment of the Certificate of Incorporation of the Company with the Delaware Secretary of State; (iii) the Underlying Shares will have been acquired by the Holder thereof pursuant to the terms and conditions set forth in the Convertible Debentures, (iv) the Company will have had a sufficient number of authorized but unissued shares of Common Stock under the Certificate of Incorporation of the Company not otherwise reserved for issuance to issue the Underlying Shares, and (v) there will not have occurred any change in law affecting the validity or enforceability of the Convertible Debentures; and (vi) the Company will have remained a Delaware corporation.

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polsinelli.com

Board of Directors

August 22, 2025

This opinion letter is based as to matters of law solely on the applicable provisions of the Delaware General Corporation Law, as amended, and currently in effect. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein).

Based upon, subject to and limited by the foregoing, we are of the opinion that the Underlying Shares, when issued and delivered upon conversion of the Convertible Debentures in accordance with the terms of the Convertible Debentures, will be validly issued, fully paid and non-assessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours

/s/ Polsinelli PC

POLSINELLI PC